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                         AMENDED AND RESTATED REVOLVING NOTE

$2,500,000.00                                                  DECEMBER 31, 1997


     FOR VALUE RECEIVED, the undersigned KMG-BERNUTH, INC., a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to the order of SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association formerly known as SouthTrust Bank of Alabama, National Association (hereinafter, together with any holder of this Note, the "Bank"), at its main office in the City of Birmingham, Alabama, or at such other address as the Bank may from time to time designate in writing, the principal sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), or so much as may be advanced hereunder, together with interest thereon, such principal and interest to be payable as follows:

     A. On the 31st day of January, 1998, and on the last day of each successive calendar month thereafter until this Note is paid in full, Maker shall pay to Bank all accrued and unpaid interest on the outstanding principal balance.

     B. On the 15th day of January, 2000, the Maker shall pay to the Bank the then outstanding principal balance, together with all accrued and unpaid interest thereon.

     During the entire term of this Note, except during any applicable LIBOR Rate Interest Period (as hereinafter defined), the outstanding principal amount shall bear interest at the Bank's Base Rate (the actual rate of interest at which the outstanding principal balance bears interest from time to time during the term of this Note being hereinafter referred to as the "Interest Rate"). As used in this Note, the term "Base Rate" means the per annum rate of interest designated by the Bank periodically as its Base Rate. THE BASE RATE IS NOT NECESSARILY THE LOWEST RATE CHARGED BY THE BANK. The Base Rate on the date of


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this Note is eight and one-half percent (8.50%).  Except during any applicable
LIBOR Rate Interest Period, the Interest Rate payable under this Note during the term of this Note will change to reflect any change in the Base Rate, as and when the Base Rate changes.

     Provided that no Event of Default (as hereinafter defined) then exists, Maker may from time to time deliver to Bank for receipt by Bank at least two (2) Business Days (as hereinafter defined) prior to the commencement of any 90-Day LIBOR Rate Interest Period (as hereinafter defined) or 180-Day LIBOR Rate Interest Period (as hereinafter defined) a written notice (herein, a "LIBOR Rate Election Notice") providing for Maker's election for the outstanding principal balance to bear interest at either: (a) the 90-Day LIBOR Rate (as hereinafter defined) during a 90-Day LIBOR Rate Interest Period and specifying the date of beginning of such 90-Day LIBOR Rate Interest Period during which such 90-Day LIBOR Rate shall be charged, or (b) the 180-Day LIBOR Rate (as hereinafter defined) during a 180-Day LIBOR Rate Interest Period and specifying the date of beginning of such 180-Day LIBOR Rate Interest Period during which such 180-Day LIBOR Rate shall be charged; provided, however, that in no event may any 90-Day LIBOR Rate Interest Period or 180-Day LIBOR Rate Interest Period begin until the expiration of any current 90-Day LIBOR Rate Interest Period or 180-Day LIBOR Rate Interest Period, and in no event may a 90-Day LIBOR Rate be elected by Maker at any time when the corresponding 90-Day LIBOR Rate Interest Period would extend beyond the maturity date of this Note nor may a 180-Day LIBOR Rate be elected by Maker at any time when the corresponding 180-Day LIBOR Rate Interest Period would extend beyond the maturity date of this Note. If any such LIBOR Rate Election Notice electing a 90-Day LIBOR Rate or a 180-Day LIBOR Rate is timely received and properly made, then interest shall accrue at the applicable 90-Day LIBOR Rate during the applicable 90-Day LIBOR Rate Interest Period or at the applicable 180-Day LIBOR Rate during the applicable 180-Day LIBOR Rate Interest Period, as the


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case may be.  If any such LIBOR Rate Election Notice is not timely received or is otherwise not properly made, the LIBOR Rate Election Notice, at Bank's election, shall not be effective.

     Notwithstanding anything herein, if at any time Bank determines that its obtaining of funds in the London interbank market should be unsafe, impractical or in violation of any law, regulation, guideline or order applicable to Bank, Bank may so notify Maker in writing or by telephone. Upon the giving of such notice, this Note shall immediately cease to bear interest at such rate and shall commence to bear interest at the Base Rate. Furthermore, notwithstanding the fact that the Interest Rate pursuant to this Note may be calculated based upon Bank's cost of funds in the Eurodollar market, Maker agrees that Bank shall not be required actually to obtain funds from such source at any time.

     As used herein:

     (a) "LIBOR Rate Interest Period" means any applicable 90-Day LIBOR Rate Interest Period or 180-Day LIBOR Rate Interest Period.

     (b) "90-Day LIBOR Rate", as applicable to each respective 90-Day LIBOR Rate Interest Period, means a per annum rate of interest equal to the sum of (1) the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 1/100th of 1%) by dividing (A) the ninety (90) day London Interbank Offered Rate ("LIBOR"), as determined by Bank as of the commencement date of the applicable 90-Day LIBOR Rate Interest Period from Telerate, as provided by the Dow Jones Telerate British Bankers Association (or such other source as Bank may select if such source is not available or if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 90-Day LIBOR Rate Interest Period (expressed as a decimal), plus (2) two and no/100 percent (2.0%).


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     (c)  "90-Day LIBOR Rate Interest Period" means, in the case of Maker's election of a 90-Day LIBOR Rate, a period beginning on the day as specified in the applicable LIBOR Rate Election Notice and ending ninety (90) days thereafter.

     (d) "180-Day LIBOR Rate", as applicable to each respective 180-Day LIBOR Rate Interest Period, means a per annum rate of interest equal to the sum of (1) the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 1/100th of 1%) by dividing (A) the one hundred eighty (180) day London Interbank Offered Rate ("LIBOR") as determined by Bank as of the commencement date of the applicable 180-Day LIBOR Rate Interest Period from Telerate, as provided by the Dow Jones Telerate British Bankers Association (or such other source as Bank may select if such source is not available or if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 180-Day LIBOR Rate Interest Period (expressed as a decimal), plus (2) two and no/100 percent (2.0%).

     (e) "180-Day LIBOR Rate Interest Period" means, in the case of Maker's election of a 180-Day LIBOR Rate, a period beginning on the day as specified in the applicable LIBOR Rate Election Notice and ending one hundred eighty (180) days thereafter.

     (f) "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     (g) "Reserve Requirement" with respect to a LIBOR Rate Interest Period means the weighted average during the LIBOR Rate Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other


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scheduled changes in reserve requirements during the LIBOR Rate Interest Period)
which is imposed on Bank under Regulation D.

     (h) "Business Day" means a day of the year, other than Saturday or Sunday, on which dealings in United States dollars are carried on in the London interbank market and banks are open for business in London and banks (including SouthTrust Bank, National Association) in Birmingham, Alabama, and New York, New York are not required or authorized to close.

     All payments shall be applied first to interest then due and payable and any balance shall be applied in reduction of principal. The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All interest payable herein shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     During the entire term of this Note, Maker may borrow up to the maximum principal amount hereof, repay all or any portion thereof, and reborrow up to such amount on a revolving basis, subject to the terms and conditions set forth in the Loan Agreement referred to hereinafter.

     Maker will pay a late charge equal to five percent (5.0%) of any payment not received by Bank within fifteen (15) days after the due date thereof. Collection or acceptance by Bank of such late charge shall not constitute a waiver of any remedies of Bank provided herein.

     This Note is the Revolving Note referred to in, and entitled to the security of, and proceeds of which will be advanced in accordance with, that certain Revolving Loan Agreement between Maker and Bank dated as of August 1, 1996 (herein, together with any and all extensions, revisions, modifications or amendments heretofore, simultaneously herewith, or hereafter made, referred to


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as the "Loan Agreement").  This Note is subject to the terms and conditions of the Loan Agreement, which Loan Agreement (including all defined terms set forth therein) is hereby incorporated herein in its entirety. This Note is further secured by a Security Agreement (as defined in the Loan Agreement), which Security Agreement, and all terms and conditions thereof (including all defined terms set forth therein), are hereby incorporated herein by this reference (this Note, the Loan Agreement, the Security agreement, and any and all other agreements, instruments or documents, now existing or hereafter arising, executed or delivered in connection with the Loan, together with any and all extensions, revisions, modifications or amendments heretofore, simultaneously herewith or hereafter made to any of the foregoing, hereinafter referred to collectively as the "Loan Documents").

     The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of the Bank upon the occurrence of (1) any failure to pay any installment of principal or interest due hereunder within ten (10) days of the due date thereof; (2) any "Event of Default" under the terms of the Loan Agreement, the Security Agreement, and/or any of the other Loan Documents; (3) any transfer of any property or any interest therein or any further encumbrance of any property or any interest therein in violation of any one or more of the Loan Agreement, the Security Agreement, and/or any of the other Loan Documents; or (4) any change in the composition, form of business association or ownership of the Maker in violation of the Loan Agreement; each of which shall constitute an "Event of Default" hereunder. Upon any Event of Default, in addition to any late charge which may be due as provided for hereinabove, Maker agrees to pay interest to Bank at a rate equal to two percentage points (2.0%) in excess of the Interest Rate from time to time accruing, as set forth herein, on the aggregate indebtedness represented hereby, including accrued interest, until such aggregate indebtedness is paid in full.


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Maker will also pay to Bank, in addition to the amount due, all costs of collecting, securing or attempting to collect or secure this Note, including without limitation, court costs and reasonable attorneys' fees, including attorneys' fees on any appeal by either Maker or Bank.

     With respect to the amounts due pursuant to this Note, Maker waives the following:

     (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

     (2) Demand, presentment, protest, notice of dishonor notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to enforce this Note; and

     (3) Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the obligations hereunder.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event such payment is inadvertently paid by Maker or inadvertently received by Bank, then such excess sum shall be credited as a payment of principal, unless Maker elects to have such excess sum refunded to it forthwith. it is the express intent hereof that Maker not pay and Bank not receive, directly or indirectly, interest in excess of that which may be legally paid by Maker under applicable law. Bank shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Bank. All rights and remedies of Bank under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein. The obligations of Maker hereunder shall be binding upon and enforceable against


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Maker and its successors and assigns.  This Note is being held by the Bank in the State of Alabama, and shall be governed by, and construed in accordance with, the laws of the State of Alabama, and Maker hereby consents to the jurisdiction of the state and federal courts presiding in and over Jefferson County, Alabama, and agrees that the receipt of this Note by Bank in the State of Alabama shall constitute sufficient minimum contacts of the Maker with the State of Alabama. Any provisions of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

     MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS NOTE, THE LOAN AGREEMENT, THE SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS NOTE OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALING WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, THE SECURITY AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER AGREES THAT BANK MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF MAKER WITH BANK IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.


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     Bank may, at its option, release any collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations to Bank of Maker not expressly released by Bank.

     All capitalized terms used herein shall be as defined in the Loan Agreement unless otherwise indicated.

     This Note constitutes an amendment to, and a complete restatement in its entirety of, that certain Amended and Restated Revolving Note dated September 1, 1997, given by the Maker to Bank.

     IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be executed by its duly authorized officer on the day and year first above written.

                              MAKER:

                              KMG-BERNUTH, INC.


                              By:  /s/ David L. Hatcher
                                   --------------------------------------------
                                 Its President


STATE OF TEXAS      )
COUNTY OF HARRIS    )

     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that DAVID L. HATCHER, whose name as President of KMG-Bernuth, Inc., a Delaware corporation, is signed to the foregoing Amended and Restated Revolving Note, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Amended and Restated Revolving Note, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal, this the 13 day of January, 1998.


                              /s/
                              -------------------------------------------------
                              Notary Public
(SEAL)
My Commission Expires:  9-25-99

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